Exhibit 23.2

Consent of Independent Auditor’s Report

We consent to the use in this Registration Statement on Form S-4 of PBF Holding Company LLC and PBF Finance Corporation of our report dated April 17, 2020, relating to the combined financial statements of Martinez Refinery and Logistics Assets, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Houston, Texas

September 30, 2020